TII INDUSTRIES, INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

                                                                                      Three Months            Three Months
                                                                                         Ended                   Ended
                                                                                  September 27, 1996     September 27, 1996
                                                                                  ------------------     ------------------
PRIMARY EARNINGS PER SHARE
Shares used in computing earnings per share:
        Weighted average number of shares of common stock outstanding                   7,429,000               6,275,000
        Weighted average number of shares of class B common stock outstanding                --                   370,000
        Weighted average number of shares of Series A preferred stock outstanding            --                   317,000
        Incremental shares attributed to common stock
                equivalents-options and warrants                                          379,000                 952,000
                                                                                       ----------              ----------
                                                                                        7,808,000               7,914,000
                                                                                       ==========              ==========

Earnings:
        Net profit                                                                     $  752,000              $  439,000
        Add:  Interest expense reduction                                                   10,000                    --
                                                                                       ----------              ----------
                                                                                          762,000                 439,000

Earnings per common and common equivalent share                                        $     0.10              $     0.06
                                                                                       ==========              ==========


FULLY DILUTED EARNINGS PER SHARE

Shares used in computing earnings per share:
        Weighted average number of shares of common stock outstanding                   7,429,000               6,275,000
        Weighted average number of shares of class B common stock outstanding                --                   370,000
        Weighted average number of shares of Series A preferred stock outstanding            --                   317,000
        Incremental shares attributed to common stock
                equivalents-options and warrants                                          379,000                 952,000
        OPIC loan                                                                         300,000                    --
                                                                                       ----------              ----------
                                                                                        8,108,000               7,914,000
                                                                                       ==========              ==========

Earnings:
        Net profit                                                                     $  752,000              $  439,000
        Add:  Interest expense reduction                                                   29,000                    --
                                                                                       ----------              ----------

                                                                                       $  781,000              $  439,000
                                                                                       ==========              ==========


Earnings per common and common equivalent share                                        $     0.10              $     0.06
                                                                                       ==========              ==========